Exhibit 99.2

Investment Portfolio As of December 31, 2011

Investment Portfolio ASSETS: INVESTMENT PORTFOLIO (PERIOD END 12/31/11) Government/Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans OECD governments FFELP Student Loans $52 billion Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) $45 billion Corporate bonds Covered bonds Municipals $13 billion Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. OECD=Organization for Economic Cooperation and Development FFELP=Federal Family Education Loan Program 2

STATE STREET

Investment Portfolio

INVESTMENT PORTFOLIO DETAIL (PERIOD END 12/31/11)

- 89.2% AAA / AA rated
- Constructed to perform well through periods of economic weakness
- Unrealized after-tax available for sale (AFS) & held to maturity (HTM) mark to market (MTM) loss = $(0.374)B(1)
- Assets selected using rigorous credit process
- Diversified by asset class and geography

US$ in billions	US Treasuries & Agencies (2)	AAA	AA	A	BBB	<BBB	Not Rated(3)	Total	Unrealized After-tax MTM Gain/(Loss) ($M)
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	29.7%	45.4%	14.1%	6.4%	2.3%	2.0%	0.1%	100.0%	
12/31/10		$74.8	$10.6	$5.5	$2.3	$1.9	$0.2	$95.3	$(504)
		78.5%	11.1%	5.8%	2.4%	2.0%	0.2%	100.0%	
12/31/09		$67.9	$11.3	$6.8	$3.5	$7.5	$0.3	$97.3	$(2,286)
		69.7%	11.6%	7.0%	3.6%	7.8%	0.3%	100.0%	
12/31/08		$62.0	$8.8	$3.9	$2.9	$0.8	$0.4	$78.8	$(6,316)
		78.6%	11.1%	4.9%	3.7%	1.1%	0.6%	100.0%	

Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred.

(1) At 12/31/11: After-tax Unrealized MTM Gain/(Loss) includes after-tax unrealized loss on securities available for sale of $(113) million, after-tax unrealized gain on securities held to maturity of $26 million and after-tax unrealized loss primarily related to securities transferred from available for sale to held to maturity of $(287) million.
(2) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody's and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications.
(3) Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

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STATE STREET

Investment Portfolio

HOLDINGS BY ASSET CLASS (PERIOD END 12/31/11)

Investment	Ratings [1] UST/AGY	AAA	AA	A	BBB	<BBB	Not Rated	Book Value ($B)	Book Value (% Total)	Unrealized After-tax MTM Gain/(Loss) ($M)	Fixed Rate/ Floating Rate
Government/Agency securities	46%	54%	—	—	—	—	—	6.1	5.5	24	82% / 18%
Asset-backed securities	—	75%	16%	5%	2%	2%	—	53.7	48.9	(802)	3% / 97%
Mortgage-backed securities	91%	3%	—	2%	1%	3%	—	32.6	29.7	220	82% / 18%
Commercial mortgage-backed securities	1%	75%	9%	12%	2%	1%	—	4.8	4.4	8	72% / 28%
Corporate bonds	—	1%	17%	54%	28%	—	—	4.8	4.4	94	95% / 5%
Covered bonds	—	100%	—	—	—	—	—	0.1	0.1	—	0% / 100%
Municipal bonds	—	11%	71%	13%	3%	—	2%	4.0	3.6	126	97% / 3%
Clipper tax-exempt bonds/other	—	29%	68%	—	1%	—	2%	3.7	3.4	(44)	1% / 99%
TOTAL PORTFOLIO	30%	45%	14%	7%	2%	2%	0%	109.8	100.0	(374)[2]	41% / 59%

Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred.

(1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody's and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications.

(2) At 12/31/11: After-tax Unrealized MTM Gain/(Loss) includes after-tax unrealized loss on securities available for sale of $(113) million, after-tax unrealized gain on securities held to maturity of $26 million and after-tax unrealized loss primarily related to securities transferred from available for sale to held to maturity of $(287) million.

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Investment Portfolio ASSET-BACKED SECURITIES HOLDINGS (PERIOD END 12/31/11) Investment Ratings (1) UST/AGY AAA AA A BBB <BBB Not Rated Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain/(Loss) ($M) Student Loans — 66% 31% 2% 1% — — 17.2 32.0 (401) Credit Cards — 98% — 1% 1% — — 12.0 22.4 19 Auto/Equipment — 97% 1% 1% — 1% — 3.1 5.8 0 Foreign RMBS — 80% 9% 9% 1% 1% — 16.0 29.8 (177) CLOs — 46% 51% 3% — — — 2.9 5.4 42 Sub-Prime — 5% 19% 18% 14% 44% — 1.9 3.5 (278) HELOC — — 17% — — 83% — 0.1 0.2 (12) Other — — 23% 41% 33% 3% — 0.5 0.9 5 TOTAL ABS — 75% 16% 5% 2% 2% — 53.7 100.0 (802) Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. (1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. RMBS = Residential Mortgage Backed Securities; CLO = Collateralized Loan Obligation; HELOC = Home Equity Line of Credit 5

Investment Portfolio MORTGAGE-BACKED SECURITIES HOLDINGS (PERIOD END 12/31/11) Investment Ratings (1) UST/AGY AAA AA A BBB <BBB Not Rated Book Value ($B) Book Value (% Total) Unrealized Aftertax MTM Gain/(Loss) ($M) Agency MBS 100% — — — — — — 29.7 79.4 329 Non-Agency MBS — 34% 5% 22% 8% 31% — 2.9 7.8 (109) CMBS 1% 75% 9% 12% 2% 1% — 4.8 12.8 8 TOTAL MBS 80% 12% 2% 3% 1% 2% — 37.4 100.0 228 (1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. 6

Investment Portfolio NON-US INVESTMENT SUMMARY (PERIOD END 12/31/11) Non-US Investments: Ratings AA 7.4% A 9.3% BBB 2.0% BB 0.8% <BB 0.1% NR 0.0% AAA 80.4% Non-US Investments: Asset Class ABS: All Other 18.7% CMBS 0.1% Corp 5.1% Cov'd 0.2% Gov't/Agency 12.9% ABS: FRMBS 63.0% December 31, 2011 Book Value ($B) Book Value ($B) Average Rating Gov't/ Agency (1) ABS FRMBS ABS All Other Corporate Bonds Covered Bonds United Kingdom 11.2 AAA - 9.0 1.9 0.2 0.1 Australia 5.8 AA 1.6 2.9 1.1 0.2 - Netherlands 3.1 AAA - 3.0 - 0.1 - Canada 1.9 AAA 1.7 - - 0.2 - Germany 1.5 AAA - - 1.5 - - Italy 0.5 AA - 0.3 - 0.2 - Spain 0.4 AA - 0.4 - - - France 0.4 AA - - 0.2 0.2 - Ireland 0.1 BB - 0.1 - - - Belgium 0.1 AAA - 0.1 - - - Greece 0.1 BB - 0.1 - - - Portugal 0.1 BBB - 0.1 - - - Other 0.2 A - - - 0.2 - Non-US Investments (2) 25.4 3.3 16.0 4.7 1.3 0.1 US Investments 84.4 Total Portfolio 109.8 (1) Sovereign debt is reflected in the government agency column. (2) Country of collateral except for Corporates, where country of issuer is used Excludes equity securities of approximately $0.1 billion 7